UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report – October 2, 2017 (Date of earliest event reported)

ALLEGION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block D

Iveagh Court

Harcourt Road

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

(353)(1) 2546200

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2017, Allegion US Holding Company Inc. (“Allegion US Holding”), a subsidiary of Allegion plc (“Allegion”), issued $400,000,000 aggregate principal amount of its 3.200% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of its 3.550% Senior Notes due 2027 (the “2027 Notes” and, together with the 2024 Notes, the “Notes”) pursuant to an Indenture, dated as of October 2, 2017 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of October 2, 2017 (the “First Supplemental Indenture”), relating to the 2024 Notes, and as further supplemented by the Second Supplemental Indenture, dated as of October 2, 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), relating to the 2027 Notes, each among Allegion US Holding, Allegion, as guarantor, and Wells Fargo Bank, National Association, as trustee. Allegion US Holding intends to use the net proceeds of the offering (i) to redeem in full Allegion US Holding’s 5.75% Senior Notes due 2021, (ii) to redeem in full Allegion’s 5.875% Senior Notes due 2023, (iii) to pay the related redemption premiums and all fees and expenses related thereto, (iv) to repay borrowings under Allegion’s revolving credit facility and (v) to use the remaining proceeds for general corporate purposes.

The Notes and the related guarantee have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Allegion’s and the Guarantors’ shelf registration statement on Form S-3 (File No. 333-204424) filed on May 22, 2015 with the Securities and Exchange Commission under the Securities Act.

The Notes are senior unsecured obligations of Allegion US Holding and rank equally with all of Allegion US Holding’s existing and future senior unsecured and unsubordinated indebtedness. The guarantee of the Notes is the senior unsecured obligation of Allegion and ranks equally with all of Allegion’s existing and future senior unsecured and unsubordinated indebtedness. The Notes and the related guarantee will be effectively subordinated to all of Allegion US Holding’s and the Allegion’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all of the existing and future liabilities of Allegion US Holding’s subsidiaries that do not guarantee the Notes.

Allegion US Holding will pay interest on the Notes semi-annually on April 1 and October 1, beginning April 1, 2018, to holders of record on the preceding March 15 and September 15, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The 2024 Notes will mature on October 1, 2024. The 2027 Notes will mature on October 1, 2027. At any time prior to August 1, 2024 in the case of the 2024 Notes (the date that is two months prior to the maturity date of the 2024 Notes) and July 1, 2027 in the case of the 2027 Notes (the date that is three months prior to the maturity date of the 2027 Notes), Allegion US Holding may redeem the Notes in whole or in part at any time and from time to time at a “make whole” redemption price. At any time on and after August 1, 2024 in the case of the 2024 Notes (the date that is two months prior to the maturity date of the 2024 Notes) and July 1, 2027 in the case of the 2027 Notes (the date that is three months prior to the maturity date of the 2027 Notes), Allegion US Holding may redeem the Notes, in whole or in part, at par plus accrued interest to, but not including, the redemption date.

If a change of control repurchase event (as defined in the Indenture) occurs, Allegion US Holding will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued interest to, but not including, the purchase date.

The Indenture contains contain certain covenants that, among other things, limit the ability of us or our subsidiaries to (i) create or incur certain liens, (ii) enter into certain sale-leaseback transactions and (iii) enter into certain mergers, consolidations and transfers of substantially all of our assets. These covenants are subject to important qualifications and exceptions contained in the Indenture.

Copies of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are attached hereto as Exhibit 4.1, 4.2 and 4.4, respectively, and are incorporated by reference as though fully set forth herein. The foregoing descriptions of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are summaries only and are qualified in their entirety by the complete text of such documents attached hereto as Exhibit 4.1, 4.2 and 4.4.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 2, 2017, among Allegion US Holding Company Inc., Allegion plc and Wells Fargo Bank, National Association.

4.2	First Supplemental Indenture, dated as of October 2, 2017, among Allegion US Holding Company Inc., Allegion plc and Wells Fargo Bank, National Association.

4.3	Form of Global Note representing the 3.200% Senior Notes due 2024 (included in Exhibit 4.2).

4.4	Second Supplemental Indenture, dated as of October 2, 2017, among Allegion US Holding Company Inc., Allegion plc and Wells Fargo Bank, National Association.

4.5	Form of Global Note representing the 3.550% Senior Notes due 2027 (included in Exhibit 4.4).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Arthur Cox, Solicitors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date:	October 2, 2017	/s/ S. Wade Sheek
S. Wade Sheek Secretary